Exhibit 99.1
For Immediate Release
Cushman & Wakefield Reports Financial Results for the Third Quarter 2022

CHICAGO (BUSINESS WIRE), November 3, 2022 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the third quarter of 2022:
Year-to-Date Results:
•Revenue of $7.5 billion and service line fee revenue of $5.4 billion for the nine months ended September 30, 2022 increased 15% and 16%, respectively, from the nine months ended September 30, 2021.
◦Leasing, Capital markets and Property, facilities and project management experienced continued growth, led by the Americas.
•Net income and earnings per share for the nine months ended September 30, 2022 were $166.6 million and $0.73, respectively.
◦Adjusted earnings per share of $1.54 was ahead of the nine months ended September 30, 2021 of $1.10.
◦Adjusted EBITDA of $679.0 million increased 26% from the nine months ended September 30, 2021.
•Liquidity as of September 30, 2022 was $1.5 billion, consisting of availability on the Company's undrawn revolving credit facility of $1.1 billion and cash and cash equivalents of $0.4 billion.
Third Quarter Results:
•Revenue of $2.5 billion and service line fee revenue of $1.8 billion for the third quarter of 2022 increased 8% and 4%, respectively, from the third quarter of 2021.
◦Leasing and Property, facilities and project management grew 13% and 10%, respectively.
◦Capital markets declined 20%.
•Net income and earnings per share for the third quarter of 2022 were $23.9 million and $0.11, respectively.
◦Adjusted earnings per share of $0.43 was down 10% from the third quarter of 2021.
◦Adjusted EBITDA of $201.9 million was down 8% from the third quarter of 2021.

“Cushman & Wakefield has again delivered top-line growth, as we continue to make excellent progress on our multi-year strategy of investing in the long-term growth sectors of our industry,” said John Forrester, Cushman & Wakefield Chief Executive Officer. "Property, facilities and project management, as well as our Leasing service lines across a broad spectrum of sectors, performed well. Our global and diversified service platform, strong balance sheet and liquidity also position us well in the current macroeconomic environment and enable our people to continue to execute against our strategic priorities. Even in the midst of the current environment, we remain extremely encouraged about the long-term fundamentals in our industry and our ability to drive value for our clients and shareholders."

INVESTOR RELATIONS	MEDIA CONTACT
Mike Spooner	Aixa Velez
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8195
IR@cushwake.com	aixa.velez@cushwake.com

November 3, 2022

Consolidated Results (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	% Change in USD	% Change in Local Currency(4)	2022	2021	% Change in USD	% Change in Local Currency(4)
Revenue:
Property, facilities and project management	$878.5	$795.6	10%	14%	$2,588.0	$2,333.5	11%	14%
Leasing	518.4	458.6	13%	16%	1,526.0	1,203.8	27%	29%
Capital markets	263.2	330.1	(20)%	(18)%	919.5	778.7	18%	20%
Valuation and other	116.8	119.9	(3)%	5%	364.6	355.5	3%	7%
Total service line fee revenue(1)	1,776.9	1,704.2	4%	8%	5,398.1	4,671.5	16%	18%
Gross contract reimbursables(2)	738.2	628.7	17%	19%	2,060.6	1,833.5	12%	14%
Total revenue	$2,515.1	$2,332.9	8%	11%	$7,458.7	$6,505.0	15%	17%

Costs and expenses:
Cost of services provided to clients	$1,314.7	$1,221.5	8%	11%	$3,930.3	$3,388.6	16%	19%
Cost of gross contract reimbursables	738.2	628.7	17%	19%	2,060.6	1,833.5	12%	14%
Total costs of services	2,052.9	1,850.2	11%	14%	5,990.9	5,222.1	15%	17%
Operating, administrative and other	315.6	302.5	4%	8%	926.5	867.5	7%	9%
Depreciation and amortization	33.9	42.7	(21)%	(18)%	114.2	128.3	(11)%	(9)%
Restructuring, impairment and related charges	0.6	7.2	(92)%	(92)%	3.1	39.5	(92)%	(92)%
Total costs and expenses	2,403.0	2,202.6	9%	12%	7,034.7	6,257.4	12%	15%
Operating income	112.1	130.3	(14)%	(10)%	424.0	247.6	71%	76%
Interest expense, net of interest income	(50.4)	(45.8)	10%	14%	(139.7)	(132.0)	6%	9%
Earnings from equity method investments	20.0	3.4	n.m.	n.m.	54.4	10.9	n.m.	n.m.
Other (expense) income, net	(31.6)	3.7	n.m.	n.m.	(89.5)	15.8	n.m.	n.m.
Earnings before income taxes	50.1	91.6	(45)%	(42)%	249.2	142.3	75%	77%
Provision for income taxes	26.2	22.9	14%	19%	82.6	38.1	117%	123%
Net income	$23.9	$68.7	(65)%	(62)%	$166.6	$104.2	60%	60%

Adjusted EBITDA(3)	$201.9	$219.1	(8)%	(5)%	$679.0	$538.7	26%	29%
Adjusted EBITDA margin(3)	11.4%	12.9%			12.6%	11.5%

Adjusted net income(3)	$98.6	$108.9	(9)%		$350.8	$247.3	42%

Weighted average shares outstanding, basic	225.7	223.3			225.3	222.9
Weighted average shares outstanding, diluted	227.5	227.0			228.3	225.8

Earnings per share, basic	$0.11	$0.31			$0.74	$0.47
Earnings per share, diluted	$0.11	$0.30			$0.73	$0.46
Adjusted earnings per share, diluted(3)	$0.43	$0.48			$1.54	$1.10
n.m. not meaningful
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin.
(3) See the end of this press release for reconciliations of (i) Net income to Adjusted EBITDA and (ii) Net income to Adjusted net income and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which management uses, these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) In order to assist our investors and improve comparability of results, we present the period-over-period changes in certain of our non-GAAP financial measures, such as Fee-based operating expenses and Adjusted EBITDA, in "local" currency. The local currency change represents the period-over-period change assuming no movement in foreign exchange rates from the prior period. We believe that this presentation provides our management and investors with a better view of comparability and trends in the underlying operating business.

November 3, 2022

Third Quarter Results (unaudited)
Revenue
Revenue of $2.5 billion increased $182.2 million or 8% compared to the three months ended September 30, 2021, led by the Americas, which increased 12%. Service line fee revenue growth was led by our Leasing and Property, facilities and project management service lines, which were up 13% and 10%, respectively. Leasing revenue growth was principally driven by steady improvement in the office sector, as well as continued strength in the industrial sector. Property, facilities and project management revenue growth was primarily driven by growth in our project management and facilities management businesses, which also resulted in Gross contract reimbursables growth of 17%. Partially offsetting these trends were unfavorable movements in foreign currency of $67.2 million or 3% compared to the third quarter of 2021, as a result of a stronger U.S. Dollar ("USD"), as well as a decline in Capital markets revenue of 20% where a less constructive macroeconomic environment resulted in lower volumes.
Costs of services
Costs of services of $2.1 billion increased $202.7 million or 11% compared to the three months ended September 30, 2021. Cost of services provided to clients increased 8% principally due to higher commissions as a result of higher Leasing revenue, higher salaries and wages, and higher variable costs associated with revenue growth in our Property, facilities and project management service line. Cost of gross contract reimbursables increased 17% driven by the continued growth in our Property, facilities and project management service line.
Operating, administrative and other
Operating, administrative and other expenses of $315.6 million increased by $13.1 million or 4% compared to the three months ended September 30, 2021, primarily due to higher salaries and wages.
Restructuring, impairment and related charges
Restructuring, impairment and related charges were $0.6 million, a decrease of $6.6 million compared to the three months ended September 30, 2021. This decrease principally reflects the reduction of severance-related costs and impairment charges in connection with the Company's previously announced strategic realignment of the business, which was substantially complete at the end of 2021.
Earnings from equity method investments
Earnings from equity method investments of $20.0 million increased by $16.6 million compared to the three months ended September 30, 2021, primarily due to the earnings recognized from our equity method investment with Greystone in the Americas, which was finalized in December 2021.
Other (expense) income, net
Other expense during the three months ended September 30, 2022 reflects net unrealized losses on fair value investments of $33.5 million, primarily related to our investment in WeWork, which closed in the fourth quarter of 2021, partially offset by royalty income. Comparatively, other income recognized during the three months ended September 30, 2021 reflects unrealized gains on fair value investments along with royalty income.
Provision for income taxes
Provision for income taxes for the third quarter of 2022 was $26.2 million on earnings before income taxes of $50.1 million. For the third quarter of 2021, the provision for income taxes was $22.9 million on earnings before income taxes of $91.6 million. The increase in income tax expense was driven by a higher effective tax rate in the three months ended September 30, 2022 compared to the same period last year primarily due to unrealized losses on fair value investments which are included in earnings before income taxes but excluded from the tax computation and changes in the jurisdictional mix of earnings.
Net income and Adjusted EBITDA
Net income of $23.9 million decreased 65% compared to the three months ended September 30, 2021, principally due to unrealized losses on fair value investments, higher commissions and unfavorable movements in foreign currency, partially offset by earnings recognized from our equity method investment with Greystone in the Americas and the strong performance of our Leasing and Property, facilities and project management service lines.
Adjusted EBITDA of $201.9 million decreased by $17.2 million or 8%, driven by the same factors impacting Net income discussed above, with the exception of unrealized losses on fair value investments.

November 3, 2022

Year-to-Date Results (unaudited)
Revenue
Revenue of $7.5 billion, an increase of $953.7 million or 15% compared to the nine months ended September 30, 2021, reflects strong revenue growth across all segments and service lines. Service line fee revenue growth was led by our Leasing, Capital markets and Property, facilities and project management service lines which were up 27%, 18% and 11%, respectively. Leasing revenue growth was principally driven by steady improvement in the office sector, as well as continued strength in the industrial sector. Property, facilities and project management growth was driven by growth in our project management and facilities management businesses. Valuation and other and Gross contract reimbursables also grew 3% and 12%, respectively. Partially offsetting these trends were unfavorable movements in foreign currency of $143.7 million or 2% compared to the prior year as a result of a stronger USD.
Costs of services
Costs of services of $6.0 billion increased $768.8 million or 15% compared to the nine months ended September 30, 2021. Cost of services provided to clients increased 16% principally due to higher variable costs, including commissions, as a result of higher brokerage revenue, as well as revenue growth in Property, facilities and project management. Cost of gross contract reimbursables increased 12% driven by the continued growth in our Property, facilities and project management service line.
Operating, administrative and other
Operating, administrative and other expenses of $926.5 million increased by $59.0 million or 7% compared to the nine months ended September 30, 2021, primarily driven by higher salaries and wages, as well as higher technology and communication expenses. Operating, administrative and other costs as a percentage of total revenue were 12% for the nine months ended September 30, 2022 as compared to 13% for the nine months ended September 30, 2021.
Restructuring, impairment and related charges
Restructuring, impairment and related charges were $3.1 million, a decrease of $36.4 million compared to the nine months ended September 30, 2021. This decrease principally reflects the reduction of severance-related costs and impairment charges in connection with the Company's previously announced strategic realignment of the business, which was substantially complete at the end of 2021.
Earnings from equity method investments
Earnings from equity method investments of $54.4 million increased by $43.5 million compared to the nine months ended September 30, 2021, primarily due to the earnings recognized from our equity method investment with Greystone in the Americas, which was finalized in December 2021.
Other (expense) income, net
Other expense was $89.5 million in the nine months ended September 30, 2022 compared to other income of $15.8 million recognized in the nine months ended September 30, 2021. This decline is primarily due to net unrealized losses on fair value investments of $89.6 million, principally related to our investment in WeWork, which closed in the fourth quarter of 2021. In addition, the Company recognized a loss of $13.8 million in the first quarter of 2022 related to the disposal of operations in Russia.
Provision for income taxes
Provision for income taxes for the nine months ended September 30, 2022 was $82.6 million on earnings before income taxes of $249.2 million. For the nine months ended September 30, 2021, the provision for income taxes was $38.1 million on earnings before income taxes of $142.3 million. The increase in income tax expense from the prior year was primarily driven by higher pre-tax earnings, unrealized losses on fair value investments which are included in earnings before income taxes but excluded from the tax computation and changes in the jurisdictional mix of earnings.

November 3, 2022

Net income and Adjusted EBITDA
Net income of $166.6 million increased by $62.4 million compared to the nine months ended September 30, 2021, principally due to the strong performance of brokerage activity as Leasing and Capital markets fee revenue increased 27% and 18%, respectively, as well as an increase in earnings recognized from our equity method investment with Greystone in the Americas.
Adjusted EBITDA of $679.0 million increased by $140.3 million or 26%. As a result, Adjusted EBITDA margin, measured against service line fee revenue, of 12.6% for the nine months ended September 30, 2022 increased 105 basis points as compared to 11.5% in the nine months ended September 30, 2021.

Balance Sheet
Liquidity at the end of the third quarter was $1.5 billion, including availability on the Company's undrawn revolving credit facility of $1.1 billion and cash and cash equivalents of $0.4 billion.
Net debt as of September 30, 2022 was $2.8 billion including the Company's outstanding term loan of $2.6 billion and senior secured notes of $0.6 billion, net of cash and cash equivalents of $0.4 billion. See the Use of Non-GAAP Financial Measures section in this press release for the definition of, and a description of the purposes for which management uses, this non-GAAP measure.

Conference Call
The Company’s Third Quarter 2022 Earnings Conference Call will be held today, November 3, 2022, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 1-877-846-1676 for U.S. callers and 1-416-641-6712 for international callers. The Conference ID is 22020840. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Investor Relations section of the Company's website at http://ir.cushmanwakefield.com.

About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 50,000 employees in over 400 offices and approximately 60 countries. In 2021, the firm had revenue of $9.4 billion across core services of property, facilities and project management, leasing, capital markets, and valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.

November 3, 2022

Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this press release, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this press release, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise. Additional information concerning factors that may influence the Company’s results is discussed under “Risk Factors” in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2021 and in its other periodic reports filed with the Securities and Exchange Commission.

November 3, 2022

Cushman & Wakefield plc
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Revenue	$2,515.1	$2,332.9	$7,458.7	$6,505.0
Costs and expenses:
Costs of services (exclusive of depreciation and amortization)	2,052.9	1,850.2	5,990.9	5,222.1
Operating, administrative and other	315.6	302.5	926.5	867.5
Depreciation and amortization	33.9	42.7	114.2	128.3
Restructuring, impairment and related charges	0.6	7.2	3.1	39.5
Total costs and expenses	2,403.0	2,202.6	7,034.7	6,257.4
Operating income	112.1	130.3	424.0	247.6
Interest expense, net of interest income	(50.4)	(45.8)	(139.7)	(132.0)
Earnings from equity method investments	20.0	3.4	54.4	10.9
Other (expense) income, net	(31.6)	3.7	(89.5)	15.8
Earnings before income taxes	50.1	91.6	249.2	142.3
Provision for income taxes	26.2	22.9	82.6	38.1
Net income	$23.9	$68.7	$166.6	$104.2

Basic earnings per share:
Earnings per share attributable to common shareholders, basic	$0.11	$0.31	$0.74	$0.47
Weighted average shares outstanding for basic earnings per share	225.7	223.3	225.3	222.9
Diluted earnings per share:
Earnings per share attributable to common shareholders, diluted	$0.11	$0.30	$0.73	$0.46
Weighted average shares outstanding for diluted earnings per share	227.5	227.0	228.3	225.8

November 3, 2022

Cushman & Wakefield plc
Condensed Consolidated Balance Sheets

	As of
(in millions, except per share data)	September 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$380.8	$770.7
Trade and other receivables, net of allowance of $80.2 million and $72.2 million, as of September 30, 2022 and December 31, 2021, respectively	1,323.4	1,446.0
Income tax receivable	31.3	30.0
Short-term contract assets, net	392.5	318.9
Prepaid expenses and other current assets	275.3	264.7
Total current assets	2,403.3	2,830.3
Property and equipment, net	156.1	194.6
Goodwill	2,020.5	2,081.9
Intangible assets, net	885.4	922.2
Equity method investments	659.4	641.3
Deferred tax assets	77.6	65.5
Non-current operating lease assets	345.3	413.5
Other non-current assets	1,074.0	741.1
Total assets	$7,621.6	$7,890.4

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$46.3	$42.4
Accounts payable and accrued expenses	1,077.7	1,106.2
Accrued compensation	854.7	976.3
Income tax payable	26.9	105.1
Other current liabilities	217.4	204.5
Total current liabilities	2,223.0	2,434.5
Long-term debt, net	3,211.6	3,220.5
Deferred tax liabilities	15.3	48.7
Non-current operating lease liabilities	331.2	394.6
Other non-current liabilities	262.4	343.5
Total liabilities	6,043.5	6,441.8

Shareholders' equity:
Ordinary shares, nominal value $0.10 per share, 800,000,000 shares authorized; 225,756,656 and 223,709,308 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	22.6	22.4
Additional paid-in capital	2,901.5	2,896.6
Accumulated deficit	(1,111.6)	(1,278.2)
Accumulated other comprehensive loss	(235.1)	(193.0)
Total equity attributable to the Company	1,577.4	1,447.8
Non-controlling interests	0.7	0.8
Total equity	1,578.1	1,448.6
Total liabilities and shareholders' equity	$7,621.6	$7,890.4

November 3, 2022

Cushman & Wakefield plc
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in millions)	2022	2021
Cash flows from operating activities
Net income	$166.6	$104.2
Reconciliation of net income to net cash (used in) provided by operating activities:
Depreciation and amortization	114.2	128.3
Impairment charges	—	16.3
Unrealized foreign exchange (gain) loss	(13.0)	5.1
Stock-based compensation	30.2	35.6
Lease amortization	73.0	77.3
Amortization of debt issuance costs	5.2	7.0
Earnings from equity method investments, net of dividends received	(31.1)	(9.5)
Change in deferred taxes	(46.3)	(10.6)
Provision for loss on receivables and other assets	17.8	28.8
Loss on disposal of business	14.0	—
Unrealized loss (gain) on equity securities	82.3	(7.3)
Other operating activities, net	(7.5)	(8.9)
Changes in assets and liabilities:
Trade and other receivables	(187.7)	(55.8)
Income taxes payable	(78.7)	5.6
Short-term contract assets and Prepaid expenses and other current assets	(90.1)	(76.5)
Other non-current assets	(124.2)	(36.6)
Accounts payable and accrued expenses	25.6	46.0
Accrued compensation	(92.4)	96.0
Other current and non-current liabilities	(52.5)	(94.7)
Net cash (used in) provided by operating activities	(194.6)	250.3
Cash flows from investing activities
Payment for property and equipment	(44.4)	(31.8)
Acquisitions of businesses, net of cash acquired	(31.6)	(1.2)
Investments in equity securities and equity method joint ventures	(22.8)	(26.0)
Return of beneficial interest in a securitization	(80.0)	—
Collection on beneficial interest in a securitization	80.0	—
Other investing activities, net	(8.9)	1.2
Net cash used in investing activities	(107.7)	(57.8)
Cash flows from financing activities
Shares repurchased for payment of employee taxes on stock awards	(27.1)	(8.5)
Payment of deferred and contingent consideration	(4.3)	(3.1)
Repayment of borrowings	(20.0)	(20.0)
Payment of finance lease liabilities	(12.3)	(9.6)
Other financing activities, net	2.7	4.1
Net cash used in financing activities	(61.0)	(37.1)

Change in cash, cash equivalents and restricted cash	(363.3)	155.4
Cash, cash equivalents and restricted cash, beginning of the period	890.3	1,164.1
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	(37.2)	(6.3)
Cash, cash equivalents and restricted cash, end of the period	$489.8	$1,313.2

November 3, 2022

Segment Results
The following tables summarize our results of operations for our operating segments for the three and nine months ended September 30, 2022 and 2021.

Americas Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2022	2021	% Change in USD	% Change in Local Currency	2022	2021	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$618.1	$559.5	10%	11%	$1,814.3	$1,633.3	11%	11%
Leasing	424.8	355.5	19%	20%	1,239.1	916.2	35%	35%
Capital markets	222.8	267.8	(17)%	(17)%	773.1	640.8	21%	21%
Valuation and other	47.9	46.5	3%	4%	148.3	128.4	15%	16%
Total service line fee revenue(1)	1,313.6	1,229.3	7%	7%	3,974.8	3,318.7	20%	20%
Gross contract reimbursables(2)	645.9	517.2	25%	25%	1,781.4	1,532.9	16%	16%
Total revenue	$1,959.5	$1,746.5	12%	12%	$5,756.2	$4,851.6	19%	19%

Costs and expenses:
Americas Fee-based operating expenses	$1,164.6	$1,069.5	9%	9%	$3,471.0	$2,926.0	19%	19%
Cost of gross contract reimbursables	645.9	517.2	25%	25%	1,781.4	1,532.9	16%	16%
Segment operating expenses	$1,810.5	$1,586.7	14%	14%	$5,252.4	$4,458.9	18%	18%

Adjusted EBITDA	$165.6	$160.7	3%	3%	$552.1	$395.6	40%	40%
Adjusted EBITDA margin(3)	12.6%	13.1%			13.9%	11.9%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against Total service line fee revenue

November 3, 2022

EMEA Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2022	2021	% Change in USD	% Change in Local Currency	2022	2021	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$88.2	$91.9	(4)%	13%	$277.1	$267.0	4%	17%
Leasing	52.4	58.2	(10)%	6%	166.0	160.5	3%	16%
Capital markets	28.0	38.4	(27)%	(14)%	102.3	93.7	9%	23%
Valuation and other	39.7	43.2	(8)%	8%	126.9	133.1	(5)%	7%
Total service line fee revenue(1)	208.3	231.7	(10)%	6%	672.3	654.3	3%	15%
Gross contract reimbursables(2)	23.7	37.1	(36)%	(25)%	69.3	102.5	(32)%	(25)%
Total revenue	$232.0	$268.8	(14)%	2%	$741.6	$756.8	(2)%	10%

Costs and expenses:
EMEA Fee-based operating expenses	$186.7	$204.7	(9)%	6%	$601.1	$596.2	1%	12%
Cost of gross contract reimbursables	23.7	37.1	(36)%	(25)%	69.3	102.5	(32)%	(25)%
Segment operating expenses	$210.4	$241.8	(13)%	2%	$670.4	$698.7	(4)%	7%

Adjusted EBITDA	$24.8	$28.5	(13)%	7%	$76.7	$62.8	22%	44%
Adjusted EBITDA margin(3)	11.9%	12.3%			11.4%	9.6%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against Total service line fee revenue

APAC Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2022	2021	% Change in USD	% Change in Local Currency	2022	2021	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$172.2	$144.2	19%	27%	$496.6	$433.2	15%	21%
Leasing	41.2	44.9	(8)%	(1)%	120.9	127.1	(5)%	0%
Capital markets	12.4	23.9	(48)%	(42)%	44.1	44.2	0%	8%
Valuation and other	29.2	30.2	(3)%	1%	89.4	94.0	(5)%	(2)%
Total service line fee revenue(1)	255.0	243.2	5%	12%	751.0	698.5	8%	13%
Gross contract reimbursables(2)	68.6	74.4	(8)%	(1)%	209.9	198.1	6%	13%
Total revenue	$323.6	$317.6	2%	9%	$960.9	$896.6	7%	13%

Costs and expenses:
APAC Fee-based operating expenses	$245.0	$217.0	13%	20%	$706.8	$630.5	12%	18%
Cost of gross contract reimbursables	68.6	74.4	(8)%	(1)%	209.9	198.1	6%	13%
Segment operating expenses	$313.6	$291.4	8%	15%	$916.7	$828.6	11%	17%

Adjusted EBITDA	$11.5	$29.9	(62)%	(57)%	$50.2	$80.3	(37)%	(34)%
Adjusted EBITDA margin(3)	4.5%	12.3%			6.7%	11.5%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Calculated as a percentage of Total service line fee revenue

November 3, 2022

Cushman & Wakefield plc
Use of Non-GAAP Financial Measures
We have used the following measures, which are considered "non-GAAP financial measures" under SEC guidelines:
i.Segment operating expenses and Fee-based operating expenses;
ii.Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;
iii.Adjusted net income and Adjusted earnings per share;
iv.Local currency; and
v.Net debt.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors for the additional purposes described below.
Segment operating expenses and Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis in both revenue and operating expenses for which the Company recognizes substantially no margin. Total costs and expenses include segment operating expenses as well as other expenses such as depreciation and amortization, integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives and other items. Segment operating expenses includes Fee-based operating expenses and Cost of gross contract reimbursables.
We believe Fee-based operating expenses more accurately reflects the costs we incur during the course of delivering services to our clients and is more consistent with how we manage our expense base and operating margins.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to merger, pre-IPO stock-based compensation, unrealized (gains) / losses on investments, acquisition related costs and efficiency initiatives and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is measured against service line fee revenue.
Adjusted net income and Adjusted earnings per share: Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates integration and other costs related to merger, pre-IPO stock-based compensation, unrealized (gains) / losses on investments, acquisition related costs and efficiency initiatives, depreciation and amortization related to merger and acquisition activity and other items. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted earnings per share ("EPS") as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income divided by total basic and diluted weighted average outstanding shares.

November 3, 2022

Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.
Net debt: Net debt is used as a measure of our liquidity and is calculated as total debt minus cash and cash equivalents.
The interim financial information for the three and nine months ended September 30, 2022 and 2021 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim condensed consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2021 in the Company's 2021 Annual Report on Form 10-K.
Please see the following tables for reconciliations of our non-GAAP financial measures to the most closely comparable GAAP measures.

November 3, 2022

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures
Reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2022	2021	2022	2021
Net income	$23.9	$68.7	$166.6	$104.2
Add/(less):
Depreciation and amortization	33.9	42.7	114.2	128.3
Interest expense, net of interest income	50.4	45.8	139.7	132.0
Provision for income taxes	26.2	22.9	82.6	38.1
Unrealized loss (gain) on investments, net(1)	33.5	(1.2)	82.3	(7.3)
Integration and other costs related to merger(2)	3.3	4.8	11.1	26.6
Pre-IPO stock-based compensation(3)	0.8	1.0	2.5	4.1
Acquisition related costs and efficiency initiatives(4)	19.2	33.2	54.2	106.7
Other(5)	10.7	1.2	25.8	6.0
Adjusted EBITDA	$201.9	$219.1	$679.0	$538.7
(1) Represents net unrealized losses on fair value investments during the nine months ended September 30, 2022 primarily related to our investment in WeWork, which closed during the fourth quarter of 2021. A net unrealized gain on investments was recorded in the nine months ended September 30, 2021.
(2) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(3) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans.
(4) Acquisition related costs and efficiency initiatives reflect costs incurred to implement operating efficiency initiatives to allow the Company to be a more agile partner to its clients, as well as incremental costs related to in-fill M&A.
(5) Other includes a charge of $5.0 million related to the A/R Securitization program amendment in the third quarter of 2022, as well as a loss of $13.8 million related to the disposal of operations in Russia recorded during the first quarter of 2022.

Reconciliation of Net income to Adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data) (unaudited)	2022	2021	2022	2021
Net income	$23.9	$68.7	$166.6	$104.2
Add/(less):
Merger and acquisition-related depreciation and amortization	17.5	20.5	55.5	61.9
Unrealized loss (gain) on investments, net	33.5	(1.2)	82.3	(7.3)
Integration and other costs related to merger	3.3	4.8	11.1	26.6
Pre-IPO stock-based compensation	0.8	1.0	2.5	4.1
Acquisition related costs and efficiency initiatives	19.2	33.2	54.2	106.7
Other	10.7	1.2	25.8	6.0
Income tax adjustments(1)	(10.3)	(19.3)	(47.2)	(54.9)
Adjusted net income	$98.6	$108.9	$350.8	$247.3
Weighted average shares outstanding, basic	225.7	223.3	225.3	222.9
Weighted average shares outstanding, diluted(2)	227.5	227.0	228.3	225.8
Adjusted earnings per share, basic	$0.44	$0.49	$1.56	$1.11
Adjusted earnings per share, diluted	$0.43	$0.48	$1.54	$1.10
(1) Reflective of management's estimation of an adjusted effective tax rate (adjusted for certain items) of 27% for both the three and nine months ended September 30, 2022 and 28% for both the three and nine months ended September 30, 2021.
(2) Weighted average shares outstanding ("WACS"), diluted is calculated by taking WACS, basic and adding in dilutive shares of 1.8 million and 3.7 million for the three months ended September 30, 2022 and 2021, respectively, and dilutive shares of 3.0 million and 2.9 million for the nine months ended September 30, 2022 and 2021, respectively, which is used to calculate Adjusted earnings per share, diluted.

November 3, 2022

Summary of Total costs and expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2022	2021	2022	2021
Americas Fee-based operating expenses	$1,164.6	$1,069.5	$3,471.0	$2,926.0
EMEA Fee-based operating expenses	186.7	204.7	601.1	596.2
APAC Fee-based operating expenses	245.0	217.0	706.8	630.5
Cost of gross contract reimbursables	738.2	628.7	2,060.6	1,833.5
Segment operating expenses	2,334.5	2,119.9	6,839.5	5,986.2
Depreciation and amortization	33.9	42.7	114.2	128.3
Integration and other costs related to merger(1)	3.3	4.8	11.1	26.6
Pre-IPO stock-based compensation(2)	0.8	1.0	2.5	4.1
Acquisition related costs and efficiency initiatives(3)	19.2	33.0	54.2	106.2
Other	11.3	1.2	13.2	6.0
Total costs and expenses	$2,403.0	$2,202.6	$7,034.7	$6,257.4
(1) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(2) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans.
(3) Acquisition related costs and efficiency initiatives reflect costs incurred to implement operating efficiency initiatives to allow the Company to be a more agile partner to its clients, as well as incremental costs related to in-fill M&A.